Exhibit 10.1

SHARE PURCHASE AGREEMENT

THIS AGREEMENT made as of the 27th day of September, 2010.

BETWEEN:
Albus Holdings S.A.
of Panama City, Panama
(hereinafter called the “Purchaser”)
OF THE FIRST PART
-and-

Gryphon Resources, Inc.
of the State of Nevada
(hereinafter called the “Vendor”)
OF THE SECOND PART

THIS AGREEMENT WITNESSETH that in consideration of the covenants, agreements, warranties and payments herein set forth and provided for, the parties hereto respectively covenant and agree as follows:

SECTION 1

Interpretation
1.1	Definitions

In this Agreement, unless there is something in the subject matter or context inconsistent therewith:

(a)           “Agreement” means this Agreement to, inter alia, purchase and sell 99% of the issued and outstanding capital stock of, APM Madencilik Sanayi Ve Ticaret Limited Sirketi a Turkish corporation (hereinafter called “APM”), that is an operating subsidiary of the Vendor (hereinafter called the “Corporation”);

(b)           “Closing Date” means the date of this Agreement;

(c)           “Valuation Date” means September 27th, 2010;

(d)           “Common Shares” means all the issued and outstanding shares without par value in the capital of the Corporation;

(e)           “Purchased Shares” means 99% of the issued and outstanding Common Shares of the Corporation, which is represented by the Vendor to be 99 (ninety nine) shares;

(f)           “Time of Closing” means the time on the Closing Date when the closing of the purchase and sale herein provided for shall be completed.

Initials Albus Holdings S.A.: /s/ AS Initials Alan Muller: /s/ AM

1.3           Extended Meaning

In this Agreement, words importing the singular number include the plural and vice-versa and words importing the masculine gender include the feminine and neuter genders.

1.4	Entire Agreement

This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

SECTION 2

Representations, Warranties and Covenants of the Vendor

2.1	Representations, Warranties and Covenants

To induce the Purchaser to enter into this Agreement, the Vendor represents, warrants and covenants to and in favor of the Purchaser now and as at the Closing Date as provided in this Section 2 in respect of the Corporation.

2.2	Purchased Shares

The Vendor beneficially owns the Purchased Shares and at the Time of Closing such shares shall be free of all mortgages, charges, liens and other encumbrances (“Liens”) and no person, firm or corporation has or shall have any agreement or option or right capable of becoming an agreement for the purchase from the Vendor of any of the Purchased Shares except as provided herein, and the Vendor is and will be entitled to sell and assign the Purchased Shares as provided in this Agreement.

2.3           Representations and Warranties True on Closing Date

All representations and warranties contained in this Section 2 shall be true on and as of the Closing Date with the same effect as if made on and as of such date except due to changes in circumstances between the date hereof and the Time of Closing of which the Vendor shall have advised the Purchaser in writing at or before the Time of Closing.

Initials Albus Holdings S.A.: /s/ AS Initials Alan Muller: /s/ AM

2.4           Forgiveness of Intercompany Debt Between Vendor and APM

The Vendor warrantees herein to the Purchaser that an intercompany balance owing from APM to the Vendor in the amount of US$15,338.14 will be forgiven by the Vendor on Closing Date and removed for the books of the Vendor and that the Purchaser will in noway be responsible for payment of this amount to the Vendor.

2.4           Representations, Warranties and Covenants Surviving Closing Date

The representations, warranties and covenants of the Vendor contained in this Section 2 shall survive the Closing Date.

SECTION 3

Purchaser’s Representations, Warranties and Covenants

3.1	Representations, Warranties and Covenants

To induce the Purchaser to enter into this Agreement, the Purchaser represents, warrants and covenants to and in favor of the Purchaser now and as at the Closing Date as provided in this Section 3.

3.2           Execution and Delivery of Agreement; Enforceability

The execution and delivery of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby (a) do not constitute a breach or a default under the terms of any agreement, license or other instrument or document to which the Purchaser is a party or by which he is bound, (b) will not violate any judgment, decree, order, writ, law, rule, statute, or regulation applicable to Purchaser or his properties and (c) will not result in the creation of any Lien on or with respect to the Purchased Shares.  This Agreement has been duly and validly authorized by all necessary action of the Purchaser and is legally binding upon the Purchaser in accordance with its terms.

Initials Albus Holdings S.A.: /s/ AS Initials Alan Muller: /s/ AM

3.3           Valuation Date for Balance Sheet

The Vendor and the Purchaser each agree that September 27th, 2010 will be accepted as the effective cut-off date (the ‘Valuation Date’) for the valuation on which this transaction is based. The Vendor also warrants and covenants that the financial status of APM is fairly and truly represented at Valuation Date by the balance sheet attached as Schedule One to this Agreement. The Purchaser warrants and covenants that it has reviewed this balance sheet and acknowledges that the financial status of APM is fairly and truly represented at Valuation Date by the balance sheet attached to this Agreement. The Purchaser also warrants and covenants that it acknowledges that by executing this Agreement it has fully acquired from the Vendor all assets and liabilities of APM and has acquired all benefits and responsibilities related to such. The Vendor also warrants and covenants that it acknowledges that by executing this Agreement the Vendor has sold and divested itself of all assets and liabilities of APM and that the Vendor has no claim on the current or future assets of APM including any mineral exploration claim rights held by APM.

3.4           Documents and Information

Until immediately after the Time of Closing, all documents and information received by the Purchaser from the Vendor and the Corporation, and their respective auditors and solicitors, shall be treated by the Purchaser as confidential information and will not be disclosed to others by the Purchaser, except to its solicitors, auditors and bankers or as required by applicable law.

3.5           Consents and Approvals.

The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the performance by Purchaser of this Agreement, in accordance with its terms and conditions will not require the approval or consent of any governmentalor regulatory body or the approval or consent of any other person or entity.

3.6           Further Representation and Warranty by Purchaser

Purchaser has been an officer and director of the Corporation, and on that basis acknowledges that he has evaluated the business operations and prospects of the Corporation without reliance on Vendor.  Purchaser hereby waives the opportunity to review the Corporation’s books and records or any other information that may otherwise assist him in evaluating the within transaction and he is not relying upon Vendor or any other person for (i) knowledge or information about any other matters relating to the operation of the business conducted by the Corporation, (ii) any representations or warranties of Vendor (other than those specifically set forth in this Agreement), (iii) the future prospects of the Corporation or (iv) the value of the Purchased Shares being conveyed by Vendor.

Initials Albus Holdings S.A.: /s/ AS Initials Alan Muller: /s/ AM

3.7           Representations and Warranties True on Closing Date

All representations and warranties contained in this Section 3 shall be true on and as of the Closing Date with the same effect as if made on and as of such date except due to changes in circumstances between the date hereof and the Time of Closing of which the Purchaser shall have advised the Vendor in writing at or before the Time of Closing.

3.8           Representations, Warranties and Covenants Surviving Closing Date

The representations, warranties and covenants of the Purchaser contained in this Section 3 shall survive the Closing Date.

SECTION 4

Purchase of Shares

4.1           Purchase Price for Purchased Shares

Based upon the representations, warranties, undertakings and covenants set forth in Sections 2 and 3, the Purchaser shall purchase, and the Vendor shall sell to the Purchaser, the Purchased Shares in return for the Purchaser assuming all liabilities of APM, which total US$97,920.04 as shown in Schedule One, such amount excluding the intercompany debt balance between the Vendor and APM, and other good and valuable consideration representing the Corporation’s fair market value.

4.2           Release Regarding Outstanding Amount

The Purchaser hereby acknowledges and agrees that the Outstanding Amount represents all sums due, payable or owing to the Purchaser by the Vendor up to the date of this Agreement, and upon delivery of the Purchased Shares by the Vendor in accordance with the provisions of this Agreement, the Outstanding Amount will be fully satisfied and extinguished, and the Purchaser will remise, release and forever discharge the Vendor and its respective directors, officers, employees, successors, solicitors, agents and assigns from any and all obligations relating to the Outstanding Amount.

Initials Albus Holdings S.A.: /s/ AS Initials Alan Muller: /s/ AM

4.2              Delivery of Shares

Subject to the fulfillment of all the terms and conditions hereof (unless waived as herein provided), within 90 days of the Time of Closing, the Vendor shall cooperate with the Purchaser to have caused the Purchased Shares, which are acknowledged herein by the Purchaser to presently be in his possession, to be registered in the name of the Purchaser or as otherwise directed and instructed by the Purchaser, and/or will cause the transfer of such shares to be duly and regularly recorded on the books of the Corporation in the name of the Purchaser and/or cause a new certificate issued in the Purchaser’s name to be delivered within such 90 days of Closing.

SECTION 5

Indemnification

5.1           Indemnity by Vendor.

Vendor agrees to indemnify and hold harmless the Purchaser and his affiliates (collectively, the “Purchaser Indemnified Parties”), from and against, and to reimburse the Purchaser Indemnified Parties with respect to, any and all loss, damage, liability, claims, cost and expense, including reasonable attorneys’ and accountants’ fees, (each, a “Loss”, or collectively, “Losses”) incurred by the Purchaser Indemnified Parties by reason of or arising out of or in connection with (i) the breach of any representation or warranty contained in Section 2 hereof or (ii) the failure of the Vendor to perform any agreement required by this Agreement to be performed by it.  The Purchaser agrees to give prompt written notice to Vendor of the allegation by any third party of the existence of any liability, obligation, contract, other commitment or state of facts referred to in this Section 5.1.  Vendor shall be entitled to control the contest, defense, settlement or compromise of any such claim (including engagement of counsel in connection therewith), at its own cost and expense, including the cost and expense of reasonable attorneys’ fees in connection with such contest, defense, settlement or compromise, and the Purchaser shall have the right to participate in the contest, defense, settlement or compromise of any such claim at its own cost and expense, including the cost and expense of attorneys’ fees in connection with such participation.  Notwithstanding the foregoing, Vendor shall not settle or compromise any such claim without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld, provided, that such consent shall not be required in the event that the settlement or compromise includes an unconditional and complete release of the Purchaser Indemnified Parties and does not provide for any ongoing obligations of the Purchaser.

Initials Albus Holdings S.A.: /s/ AS Initials Alan Muller: /s/ AM

5.2           Indemnity by the Purchaser.

The Purchaser agrees to indemnify and hold harmless Vendor and its affiliates, officers, directors and employees (collectively, the “Vendor Indemnified Parties”), from and against, and to reimburse the Vendor Indemnified Parties on demand with respect to, any and all Losses incurred by the Vendor Indemnified Parties by reason of or arising out of or in connection with (i) the breach of any representation or warranty contained in Section 3 hereof, (ii) the failure of the Purchaser to perform any agreement required by this Agreement to be performed by him, or (iii) any and all monetary and non-monetary obligations and liabilities of any kind or nature whatsoever accruing after the Time of Closing in respect of the Corporation.  Vendor agrees to give prompt written notice to the Purchaser of the allegation by any third party of the existence of any liability, obligation, contract, other commitment or state of facts referred to in this Section 5.2.  The Purchaser shall be entitled to control the contest, defense, settlement or compromise of any such claim (including the engagement of counsel in connection therewith), at his own cost and expense, including the cost and expense of reasonable attorneys’ fees in connection with such contest, defense, settlement or compromise, and Vendor shall have the right to participate in the contest, defense, settlement or compromise of any such claim at its own cost and expense, including the cost and expense of reasonable attorneys’ fees in connection with such participation.  Notwithstanding the foregoing, the Purchaser shall not settle or compromise any such claim without the prior written consent of Vendor, which consent shall not be unreasonably withheld, provided, that such consent shall not be required in the event that the settlement or compromise includes an unconditional and complete release of the Vendor Indemnified Parties and does not provide for any ongoing obligations of Vendor.

5.3           Purchaser’s Knowledge.

The Purchaser hereby agrees that to the extent any representation or warranty of Vendor made herein is, to the actual knowledge of Purchaser prior to the Closing, untrue or incorrect, (i) the Purchaser shall have no rights thereunder by reason of such untruth or inaccuracy and (ii) any such representation or warranty by Vendor shall be deemed to be amended to the extent necessary to render it consistent with such knowledge of the Purchaser.

Initials Albus Holdings S.A.: /s/ AS Initials Alan Muller: /s/ AM

SECTION 6

General

6.1           Governing Law

This Agreement shall be construed in accordance with the laws of the State of Nevada and each of the parties agrees that all actions shall be commenced and defended in the State of Nevada, without reference to the choice of law principles thereof. Each party hereby irrevocably submits to the jurisdiction of the courts of the State of Nevada.  Each party irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court, any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum and the right to object, with respect to any such suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party.  In any such suit, action or proceeding, each party waives, to the fullest extent it may effectively do so, personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail, addressed to such party at its address set forth in Section 6.3.  Each party agrees that a final non-appealable judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding.

6.2           Counterparts

The Agreement may be executed in several counterparts bearing original or facsimile signatures, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution shall be deemed to bear date as of the date above written.

Initials Albus Holdings S.A.: /s/ AS Initials Alan Muller: /s/ AM

6.3           Notices

Any notice of other instrument required or permitted to be given under the provisions of this Agreement shall be in writing and may be given via certified mail, return receipt requested,  postage prepaid or via prepaid overnight courier, or personally delivering the same addressed in the case of the Vendor to:

Gryphon Resources, Inc.
Attn: Mr. Alan Muller
Gryphon Resources, Inc.
1313 East Maple Street, Suite 201-462
Spokane, Washington
USA 98225

and in the case of the Purchaser, to:

Albus Holdings S.A.
Mr. Andres M. Sanchez
East 53rd Street, Marbella
Swiss Bank Bldg., 2nd Floor
Panama City
Republic of Panama

Such notices, demands, claims and other communications shall be deemed given when actually received or (a) in the case of delivery by overnight courier with guaranteed next day delivery, the next day or the day designated for delivery, (b) in the case of certified mail, five days after deposit in the mail or (c) in the case of personal delivery, when actually delivered.

6.4.          Successors and Assigns.

This Agreement shall inure to the benefit of and be binding upon the respective parties hereto and their respective heirs, executors, administrators, successors and/or assigns, as the case may be.

6.5           Further Assurances.

From and after the Time of Closing, each party shall, at any time and from time to time, make, execute and deliver, or cause to be made, executed and delivered, for no additional consideration but at the cost and expense of the requesting party (excluding any internal costs incurred, such as having any of the following reviewed by counsel) such assignments, deeds, drafts, checks, stock certificates, returns, filings and other instruments, agreements, consents and assurances and take or cause to be taken all such actions as the other party or its counsel may reasonably request for the effectual consummation and confirmation of this Agreement and the transactions contemplated hereby.

Initials Albus Holdings S.A.: /s/ AS Initials Alan Muller: /s/ AM

6.6           No Third Party Beneficiary.

Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person or entity other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

IN WITNESS WHEREOF this Agreement has been executed by the parties.

Gryphon Resources, Inc.

Per:	/s/ Alan Muller
Alan Muller, Director, President

/s/ Didiana Tapia	/s/ Andres Sanchez
(Witness signature)	Andres M. Sanchez, President
Albus Holdings S.A.
Didiana Tapia
(please print witness name)

SCHEDULE ONE:

APM Madencilik Ltd.
 Balance Sheet
 As of September 27, 2010

Jun 30, 10
ASSETS	0.00
LIABILITIES & EQUITY
Liabilities
Current Liabilities
Other Current Liabilities
2300 · Intercompany loans	15,338.14
2660 · loans	97,920.04
Total Other Current Liabilities	113,258.18
Total Current Liabilities	113,258.18
Total Liabilities	113,258.18
Equity
3000 · Common Shares	15,919.16
3500 · Retained Earnings	-112,600.30
Net Income	-16,577.04
Total Equity	-113,258.04
TOTAL LIABILITIES & EQUITY	0.00

Initials Albus Holdings S.A.: /s/ AS Initials Alan Muller: /s/ AM